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                                                                       Exhibit 1


                             JOINT FILING AGREEMENT


         Phelps Dodge Overseas Capital Corporation ("Phelps Dodge Overseas"), Climax Molybdenum B.V. ("Climax"), and Phelps Dodge Corporation ("PDC") hereby agree that the Amendment No. 3 to Schedule 13D to which this Joint Filing Agreement is attached as an exhibit is filed with the Securities and Exchange Commission on behalf of each of Phelps Dodge Overseas, Climax and PDC.

         IN WITNESS WHEREOF, the parties have signed this Joint Filing Agreement as of the 3rd day of June, 2005.

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                                     PHELPS DODGE OVERSEAS CAPITAL
                                     CORPORATION


                                     By:   /s/ S. David Colton
                                           ------------------------------
                                           Name: S. David Colton
                                           Title: Senior Vice President &
                                                  Gen.Counsel


                                     CLIMAX MOLYBDENUM B.V.


                                     By:   /s/ David H. Thornton
                                           ------------------------------
                                           Name: David H. Thornton
                                           Title: Director

                                     PHELPS DODGE CORPORATION


                                     By:   /s/ S. David Colton
                                           ------------------------------
                                           Name: S. David Colton
                                           Title: Senior Vice President &
                                                  Gen. Counsel

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